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                                                                EXHIBIT 10.8(i)

                                   LEASE AGREEMENT
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BASIC LEASE PROVISIONS

ITEM 1.  Date this Lease Agreement made and entered into:      24th    day of
                                                      ----------
         March  , 1988.
         --------    --
         (between)

ITEM 2.  "Landlord"     name           Marina One Joint Venture
                             -------------------------------------------------
                                       950 Echo Lane, Suite 100
                        address        Houston, Texas 77024

                        address for    Same as above
                        payment &
                        notices

         (and)
         "Tenant"       name           PERCEPTIVE SYSTEMS INC.
                             -------------------------------------------------
                                       2525 South Shore Blvd., Suite 100
                        address        Leauge City, Texas 77573

                        address for         Same as above       Prior to Occupancy:      1301 Regents Park Drive
                        billings &                                                       Houston, Texas 77058
                        notices

ITEM 3.  Building Name:      Marina One
                       -------------------------------------------------------
         Building Address:   2525 South Shore Blvd., League City, Texas 77573

ITEM 4.  Tenant's premises floor:   First (1st)      Suite No.:    #100
                                 -------------------           ---------------
         Tenant's Net Rentable Area:    15,164   sq. ft.,       Net Usable Area:       13,539      sq. ft.
                                    ------------                                 -----------------
         (See "Exhibit B" for area definitions)       Parking Spaces:    30
                                                                     ---------

ITEM 5.  Total Net Rentable Area of Building:         110,000                          sq. ft.
                                              -----------------------------------------
         Tenant's Building Expense Percentage:    13.7855                   %  (See Article 2)
                                              -----------------------------

ITEM 6.  Rent (See Article 2)     Total per Year      Total per Month          per Sq.Ft./Year
         a.   Basic Rent:         $   181,968         $    15,164              $    12.00
                                   -------------       --------------           --------------
         b.   Projected Building Operating Expense:  (included in Basic Rent)  $     4.00
                                                                                --------------
         c.   Initial Rent-Parking Spaces        :    $      -0-
                                                       ------------------
         d.   Total Initial Rent                 :    $   15,164
                                                       ------------------

ITEM 7.  Target Commencement Date:      June 1, 1988 *          Term:     60    months * See Addendum
                                  ----------------------------       ---------

ITEM 8.  Security Deposit:  $     One month's rent            ; payable on lease execution.  *See Addendum
                             --------------------------------

ITEM 9.  Broker(s):  W. Derrell Curry - Coldwell Banker

ITEM 10. Permitted use:      General Office:  associated with administrative, manufacturing, assembly sales, service, and related activities associated with electronic systems.

ITEM 11. Space Plan Approval Date:     April 10, 1988      (See "Exhibit E")
                                  -------------------------

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TABLE OF CONTENTS                                                  Page   TABLE OF CONTENTS                                   Page
ARTICLE 1     - TERM AND POSSESSION  . . . . . . . . . . . . . . . .2     ARTICLE 8      - CONDEMNATION  . . . . . . . . . . . .5
ARTICLE 2     - RENT . . . . . . . . . . . . . . . . . . . . . . . .2     ARTICLE 9      - LIENS . . . . . . . . . . . . . . . .5
ARTICLE 3     - SECURITY DEPOSIT . . . . . . . . . . . . . . . . . .2     ARTICLE 10     - TAXES ON TENANT'S PROPERTY  . . . . .6
ARTICLE 4     - OCCUPANCY AND USE  . . . . . . . . . . . . . . . . .2     ARTICLE 11     - SUBLETTING AND ASSIGNING  . . . . . .6
ARTICLE 5     - UTILITIES AND SERVICES . . . . . . . . . . . . . . .4     ARTICLE 12     - TRANSFERS BY LANDLORD . . . . . . . .6
ARTICLE 6     - REPAIRS, MAINTENANCE, ALTERATIONS, AND                    ARTICLE 13     - DEFAULT . . . . . . . . . . . . . . .6
                IMPROVEMENTS . . . . . . . . . . . . . . . . . . . .4     ARTICLE 14     - NOTICES . . . . . . . . . . . . . . .7
ARTICLE 7     - INSURANCE, FIRE AND CASUALTY . . . . . . . . . . . .4     ARTICLE 14     - MISCELLANEOUS PROVISIONS  . . . . . .7

EXHIBIT A-1   FLOOR PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . MADE PART OF "LEASE AGREEMENT"
EXHIBIT A-2   DESCRIPTION OF LAND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . MADE PART OF "LEASE AGREEMENT"
EXHIBIT B     AREA DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . MADE PART OF "LEASE AGREEMENT"
EXHIBIT C     RULES AND REGULATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . MADE PART OF "LEASE AGREEMENT"
EXHIBIT D     BUILDING SERVICES AND CLEANING SPECIFICATIONS  . . . . . . . . . . . . . . . . . . . MADE PART OF "LEASE AGREEMENT"
EXHIBIT E     AGREEMENT FOR CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . MADE PART OF "LEASE AGREEMENT"
EXHIBIT F     PARKING AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . MADE PART OF "LEASE AGREEMENT"
EXHIBIT G     ACCEPTANCE OF PREMISES MEMORANDUM  . . . . . . . . . . . . . . . . . . . . . . . . . MADE PART OF "LEASE AGREEMENT"

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LEASE OF PREMISES

In consideration of the mutual covenants herein, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all the terms and conditions hereinafter set forth, those certain premises (hereinafter called the "Premises") set forth in Items 3 and 4 of the Basic Lease Provisions and shown on the drawings attached hereto and made a part hereof as "Exhibit A-1." The office building in which the Premises are located, the land on which the office building is situated [COPY MISSING] all improvements and appurtenances to the building, the garage and the land, are referred to collectively herein as the "Building".

ARTICLE 1:  TERM AND POSSESSION

SECTION 1.01. COMMENCEMENT AND EXPIRATION. The Term of this Lease shall be the period of time specified in Item 7 of the Basic Lease Provisions, adjusted as provided below. The Term shall commence on the Target Commencement Date shown in Item 7 of the Basic Lease Provisions or such later date as the Premises shall be tendered to and accepted by Tenant as set forth below, or such earlier date as Tenant takes possession or commences use of the Premises for any purpose, other than moving in and performing work to ready the premises for business., and shall expire, without notice to Tenant, on the Expiration Date. If the Lease commences on any day other than the first day of a calendar month, the term of the Lease shall be extended by that part of one month necessary to cause the expiration of the term to be on the last day of a calendar month. The dates of commencement ("Commencement Date") and expiration ("Expiration Date"), shall be confirmed by Landlord and Tenant by execution of an "Acceptance of Premises Memorandum" attached hereto as "Exhibit G" and made a part hereof.

SECTION 1.02.  CONSTRUCTION OF LEASE SPACE IMPROVEMENTS AND POSSESSION.
Landlord will perform or cause to be performed the "Building Standard Work" and "Above Standard Work" as defined in "Exhibit E," in accordance with the terms of said "Exhibit E", subject to events and delays beyond its reasonable control for which Landlord will not be liable to Tenant in any way. Landlord may, subject to the terms of "Exhibit E," perform or cause to be performed "Non-Standard Work," if any is required by Tenant's Construction Plans. Landlord will tender the Premises to Tenant by providing fifteen days written notice of the day on which its work will be completed. Upon delivery of possession of the Premises to Tenant and acceptance in writing by Tenant Landlord and Tenant shall execute the above-mentioned Acceptance of Premises Memorandum, which, besides fixing the Commencement Date and Expiration Date, will contain acknowledgements that Tenant has accepted the premises and their condition, and that the Premises and the Building are satisfactory in all respects

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except for "punch list" items agreed to in writing by Landlord and Tenant, which
Landlord will promptly remedy.

SECTION 1.03. SURRENDER OF THE PREMISES. Upon the expiration or earlier termination of this Lease, or upon the lawful exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately surrender the Premises and all keys to the Premises to Landlord, together with all alterations, improvements and other property as provided elsewhere herein, in good order, condition and repair, except for ordinary wear and tear casualty, fire and damage by third parties failing this, Landlord may restore the Premises to such condition at Tenant's expense. Tenant shall, at its expense, promptly repair any damage caused by removal of its property, and shall restore the Premises to the condition existing prior to the installation of the items removed. reasonable wear and tear, casualty, fire and damage by third parties excepted. Upon the expiration or earlier termination of the Lease, Tenant will, at the option of Landlord, execute a Release of Lease and Waiver of Claim, acceptable to tenant in recordable form, containing Tenant's release of all its interest in the Premises.

SECTION 1.04. HOLDING OVER. In the event Tenant, or any party claiming under Tenant, retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall be an unlawful detainer, and no tenancy or interest shall result from such possession; such parties shall be subject to immediate eviction and removal in accordance with applicable law and Tenant or any such party shall pay Landlord as rent for the period of such hold-over an amount equal to one and one half times the lease rental set forth in Section 2.01 hereof. during the time of hold-over, Tenant shall also pay any and all damages sustained by Landlord as a result of such hold-over. Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant's receipt of notice from Landlord to so vacate. The rent during such hold-over period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease.

ARTICLE 2:  RENT

SECTION 2.01. BASIC RENT. Tenant shall pay as Basic Rent for the Premises the annual sum shown in Item 6(a) of the Basic Lease Provisions. The Basic Rent shall be payable at the office of the Building Manager in equal monthly installments in advance, without deduction, commencing on the Commencement Date except that the first (1st) month's rent shall be waived. (subject to the provisions of Section 2.02 D. hereof) and continuing on the first day of each calendar month thereafter. If the term of this Lease commences on a day other than the first day of a calendar month, the rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the number of days in that calendar month.

SECTION 2.02.  ADDITIONAL RENT.

A. Definitions. For purposes of this Section 2.02, the following definitions shall apply:

    1. "Additional Rent" shall mean the amount of Tenant's Proportionate Share of Building Operating Expenses for a particular calendar year or portion thereof.
    2.   "Building Expense Percentage" shall mean the percentage specified in
         Item 5 of the Basic Lease Provisions. This percentage was determined by dividing Net Rentable Area in the Premises, as specified in Item 4 of the Basic Lease Provisions, by the total Net Rentable Area in the Building.
    3. "Tenant's Proportionate Share of Building Operating Expenses" shall be the dollar amount equal to the product of Tenant's Building Expense Percentage times the Building Operating Expense Variance.
    4. The "Building Operating Expense Variance" is that dollar amount that the Building Operating Expenses exceed the product of Projected Building Operating Expense times Total Net Rentable Area of Building (Item 6b and 5 respectively of Basic Lease Provisions).
    5. "Building Operating Expenses" shall mean all of Landlord's direct costs and expenses paid or incurred in operating and maintaining the Building for a particular calendar year or portion thereof

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         as determined by Landlord in accordance with generally accepted accounting principles. Building Operating Expenses shall include by way of illustration but not limitation; all general real estate taxes and all special assessments; costs and expenses of contesting the validity or amount of real estate taxes; insurance premiums; water, sewer, electrical and other utility charges; service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; cleaning and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; security services; license, permit and inspection fees; management fees not to exceed 3% of total gross income; wages and related benefits payable to employees engaged in the maintenance and operation of the Building; and, in general, all other costs and expenses which would generally be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not to exceed five (5) years.

         If Landlord shall install a labor-saving device or other equipment, which improves the operating efficiency of any system within the Building (such as an energy management computer system) and thereby reduces Building Operating Expenses, then Landlord may add to Building Operating Expenses in each year during the useful life of such installed device or equipment an amount equal to the annual amortization allowance of the cost of such installed device or equipment as determined in accordance with applicable regulations of the Internal Revenue Service or generally accepted accounting principles, together with interest at the rate of 8% per annum on the unamortized balance thereof, provided, however, that the amount of such allowance and interest shall not exceed the annual cost or expense reduction attributed by Landlord to such installed device or equipment; and further provided, that in no event shall such allowance and interest increase Tenant's Additional Rent over what it would have been if such labor-saving device [COPY MISSING] installed.

         For the purposes of this Article, payments made by tenants of the Building, either to third parties or to Landlord, under agreements for direct reimbursement for services (e.g., separately metered utilities, separately contracted janitorial services, property taxes directly reimbursed to Landlord, etc.) See Addendum shall not be included in "Building Operating Expenses." However, for each category of expense for which one or more tenants of the Building makes such payments, Tenant's Building Expense Percentage shall be adjusted by excluding from the denominator thereof, the New Rentable Area of all tenants making such payments (for instance, if tenants leasing a total of 10% of the Net Rental Area of the Building pay their own electricity bills under an arrangement for separate metering, the Building Expense Percentage for each tenant not making such payment will increase proportionally with respect to that category of expense).

         If Tenant makes any such payment, Building Operating Expenses, for purposes of this Article, shall exclude the category of expense for which such payment is made, but only to the extent that the category of expense includes payments made or charges incurred with respect to space actually leased to other tenants (for example, if Tenant pays its own electricity, Building Operating Expenses for purposes of determining Tenant's Additional Rent shall only include the electricity expenses associated with space not actually leased to other tenants).

B. Payment Obligation. In addition to the Basic Rent specified in this Lease, Tenant shall pay to Landlord as Additional Rent for the Premises, in each calendar year or partial calendar year during the term of this Lease, an amount equal to Tenant's Proportionate Share of Building Operating Expenses for such calendar year.

    1. Payment of Tenant's Proportionate Share of Building Operating Expenses. Tenant's Proportionate Share of Building Operating Expenses for each calendar year shall be estimated annually by Landlord, and written notice thereof shall be given to Tenant at least thirty (30) days prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the

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         Basic Rent is due, an amount equal to one-twelfth (1/12) of the estimated annual Additional Rent due.

    2.   [OMITTED]

    3. Adjustments to Actual Additional Rent. Within ninety (90) days after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Additional Rent. Within thirty (30) days after receipt of the aforementioned statement.
         Tenant shall pay to Landlord, or Landlord shall credit against the next Additional Rent payment or payments due from Tenant, as the case may be, the difference between Tenant's actual Additional Rent for the preceding calendar year and the estimated Additional Rent paid by Tenant during such year. See Addendum

C. Rent. The Basic Rent, the Additional Rent, and all other sums required to be paid by Tenant hereunder, including any sums due under the Agreement for Construction, are sometimes collectively referred to as, and shall constitute, "Rent."

    Rent shall be paid by Tenant when due, without prior demand therefor, without deduction or set-off.

D.  (See Addendum)

ARTICLE 3:  SECURITY DEPOSIT

Tenant has paid or will pay Landlord the sum set forth in Item 8 of the Basic Lease Provisions as security for the performance of the terms hereof by Tenant. Tenant shall not be entitled to interest thereon. If Tenant defaults with respect to any provision of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, including, without limitation, costs and attorneys' fees incurred by Landlord to recover possession of the Premises. If any portion of said deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall constitute a default hereunder by Tenant. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit shall be returned to Tenant within thirty (30) days after the Expiration Date.

ARTICLE 4:  OCCUPANCY AND USE

SECTION 4.01. USE OF PREMISES. The Premises shall be used solely for the purpose specified in Item 10 of the Basic Lease Provisions. Tenant will not use, occupy or permit the use or occupancy of the Premises for any purpose which is, directly or indirectly, forbidden by law, ordinance or governmental or municipal regulation or order, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb the quiet enjoyment of any other tenant of the Building; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Building; or use any apparatus which might make undue noise or set up vibrations in the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents, and if there is any increase in such rate by reason of acts of Tenant, then Tenant agrees to pay such increase promptly upon demand therefor by Landlord. Payment by Tenant of any such rate increase shall not be a waiver of Tenant's duty to comply herewith.

SECTION 4.02. RULES AND REGULATIONS. Such reasonable rules and regulations applying to all tenants in the Building as may [COPY MISSING] and cleanliness of, and preservation of good order in, the Premises and the Building, are hereby made a part hereof and Tenant agrees to comply with all such rules and regulations after

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promulgated.  Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable manner. All changes and amendments will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant (See "Exhibit C" attached).

SECTION 4.03. SIGNS. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or in the Building, except for such tenant identification information as Landlord permits to be included or shown on the directory board in the main lobby and adjacent to the access door or doors to the Premises.

SECTION 4.04. ACCESS. Landlord or its authorized agents shall at any and all reasonable times (See Addendum) have the right to enter the Premises (See Addendum) to inspect the same, to supply janitorial service or any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of an eviction of Tenant and without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures (See Addendum) where reasonably required by the character of the work to be performed, provided the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. (See Addendum) For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper and reasonable to open any door(s) in an emergency without liability therefor.

SECTION 4.05. QUIET POSSESSION. Upon Tenant's paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have the quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

ARTICLE 5:  UTILITIES AND SERVICES

SECTION 5.01. SERVICE TO BE PROVIDED. Landlord agrees to furnish or cause to be furnished to the Premises, the utilities and services specified and hereby made a part hereof, subject to the conditions and in accordance with the standards set forth herein (See "Exhibit D" attached).

SECTION 5.02. ADDITIONAL SERVICES. Landlord may impose a reasonable charge for any utilities and services, including without limitation, air conditioning, electric current, and water, provided by Landlord by reason of any substantial use of the Premises at any time other than the hours set forth above or for any use beyond what Landlord agrees herein to furnish or because of special electrical, cooling and ventilating needs created by Tenant's hybrid telephone equipment, computers and other similar equipment or uses. Overtime HVAC charges shall be calculated as set forth in the Lease Addendum hereto.

SECTION 5.03. TENANT'S OBLIGATION. Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord may prescribe for the use of the above utilities and services. Any failure to pay any excess costs as described above shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle the Landlord to the rights herein granted for such breach.

SECTION 5.04. SERVICE INTERRUPTION. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent by reason of Landlord's failure to furnish any of the foregoing services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability by exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord's reasonable control, nor shall any such failure, stoppage or interruption of any such service be construed as an eviction of Tenant, or relieve Tenant from the obligation to perform any covenant or agreement herein. In the

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event of any failure, stoppage or interruption thereof, however, Landlord shall use reasonable diligence to resume service promptly.

SECTION 5.05. MODIFICATIONS. Notwithstanding anything hereinabove to the contrary, Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards for utilities and services. and subject to Tenant's written approval which shall not be unreasonably withheld.

ARTICLE 6:  REPAIRS, MAINTENANCE, ALTERATIONS AND IMPROVEMENTS

SECTION 6.01: REPAIRS AND MAINTENANCE OF THE BUILDING. Landlord shall provide for the cleaning and maintenance of the public portions of the Building. Unless otherwise expressly stipulated herein. Landlord shall not be required to make any improvements or repairs of any kind or character on the Premises during the term of this Lease, except repairs to the utility systems, exterior walls, corridors, windows, roof, foundation and other structural elements and equipment of the Building, and such additional maintenance as may be necessary because of damage by persons other than Tenant, its agents, employees, invitees or visitors. (See Addendum)

SECTION 6.02.  IMPROVEMENTS AND ALTERATIONS.

A. Landlord's sole construction obligation under this Lease is as set forth in the Agreement for Construction attached hereto as "Exhibit E" and incorporated herein by this reference.
B. Landlord shall have the right (See Addendum) to change the arrangement, location and/or size of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building and, upon giving Tenant reasonable notice thereof, to change the name, number or designation by which the Building is commonly known.
C. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord. (See Addendum)
    All such alterations, additions or improvements (except movable furniture and trade fixtures) shall become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the expiration or earlier termination of the Lease. The same shall be made by Tenant at Tenant's sole cost and expense. Any contractor or person making such improvements must first be approved in writing by Landlord. (See Addendum)

SECTION 6.03. LANDLORD'S OPTION TO REPAIR. Landlord may at its option and at the cost and expense of Tenant, repair or replace any damage or injury done to the Building or any part thereof, caused by Tenant, Tenant's agents, employees, licensees, invitees or visitors. Tenant shall pay the cost thereof, which shall include Landlord's administrative fee of 0%, to Landlord within thirty (30) days after receipt of a detailed statement thereof, Tenant further agrees to maintain and keep the interior of the Premises in good repair and condition at Tenant's expense, reasonable wear and tear, casualty, fire and damage by third parties excepted. Tenant agrees not to commit or allow any waste or damage to be committed on any portion of the Premises.

ARTICLE 7:  INSURANCE, FIRE AND CASUALTY

SECTION 7.01. SUBSTANTIAL DESTRUCTION OF THE BUILDING OR THE PREMISES. If either the Building or the Premises should be substantially destroyed or damaged (which, as used herein, means destruction or material damage to at least 50% of the Building or the Premises) by fire or other casualty, then either party may, at its option, terminate this Lease by giving written notice thereof to the other party within thirty (30) days after the date of such casualty. In such event, Rent shall be apportioned to and shall cease as of the date of such casualty. If neither party exercises this option, then the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty, provided however, the Landlord's obligation hereunder shall be limited to the [FOUR WORDS ILLEGIBLE] Improvements as were originally required to be made by Landlord at Landlord's expense in accordance with "Exhibit E." In the event of such reconstruction, Rent shall be abated from the date of casualty until substantial completion of the

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reconstruction repairs and acceptance thereof in writing by Tenant and this
Lease shall continue in full force and effect for the balance of the term.

SECTION 7.02. PARTIAL DESTRUCTION OF THE PREMISES. If the Premises should be damaged by fire or other casualty, but not substantially destroyed or damaged to the extent provided in Section 7.01, then such damaged part of the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was prior to the casualty; provided however, the Landlord's obligation hereunder shall be limited to the reconstruction of such of the Lease Space Improvements as were originally required to be made by Landlord at Landlord's expense in accordance with "Exhibit E." In such event, if the damage prevents Tenant from carrying on its business in the Premises in whole or in part, Rent shall be abated in the proportion which the approximate area of the damaged part bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs, and acceptance thereof in writing by Tenant and this Lease shall continue in full force and effect for the balance of the term. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within one hundred eighty (180) days from the date of the casualty, Tenant may, at its option, terminate this Lease upon giving Landlord sixty (60) days written notice to that effect, whereupon both parties shall be released from all further obligations and liability hereunder. Nothing herein shall require the Landlord to expend more repairs, restoration or replacement than the proceeds of the insurance therefor received by Landlord.

SECTION 7.03.  TENANT'S RESPONSIBILITIES.

A. If the Building or the Premises shall be damaged by fire or other casualty resulting from the fault or negligence of Tenant, or the agents, employees, licensees or invitees of Tenant (except as set forth in Section 7.06), such damage shall be repaired by and at the expense of Tenant under the direction and supervision of Landlord, and Rent shall continue without abatement.
B. Except for that portion, if any, of Landlord's gross negligence or willful misconduct not waived by Tenant, Tenant covenants that Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of Tenant or any other person during the Term, including consequential loss or damage, from any cause whatsoever by reason of the construction, use, occupancy or enjoyment of the Premises by Tenant or any person therein or holding under Tenant or by or through the acts or omissions of other tenants of the Building or Landlord. Exclusive of Landlord's negligence, Tenant hereby agrees, as part of the material consideration for this Lease, to indemnify and save Landlord harmless from all claims, action, demands, costs and expenses and liability whatsoever, including reasonable attorneys' fees, on account of any such real or claimed damage or liability, and from all liens, claims and demands occurring in, on or at the Premises, or arising out of the construction, use, occupancy or enjoyment of the Premises and its facilities; or any repairs or alterations which Tenant may make upon the Premises.

SECTION 7.04. TENANT'S INSURANCE. Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided, as follows:

A. Public Liability and Property Damage. General Public Liability Insurance covering the Premises and Tenant's use thereof against claims for personal injury or death and property damage occurring upon, in or about the Premises, such insurance to afford protection to the limit of not less than $500,000 in respect of injury or death to any number of persons arising out of any one occurrence, and such insurance against property damage to afford protection to the limit of not less than $100,000 in respect of any instance of property damage. This insurance coverage shall extend to any liability of Tenant arising out of the indemnities provided for in Sections
    7.03 and 7.04.
B. Tenant Improvements and Property. Insurance covering all leasehold improvements, heating, ventilating and air conditioning equipment installed by reason of Tenant's "Non-Standard Work"; fixtures installed by or at the expense of Tenant; and personal property in, on or upon the Premises, in an amount no less than 100% of the full replacement cost thereof.

Tenant shall obtain a written obligation from each insurance company issuing the insurance required to be maintained by Tenant pursuant to Section 7.04(A.) and (B.) hereof to notify Landlord at least thirty (30) days prior to the expiration or cancellation of such insurance. Such policies or duly executed certificates of insurance shall be promptly delivered to Landlord and renewals thereof, as required, shall be delivered to Landlord at least thirty (30) days prior to the expiration of the respective policies.

SECTION 7.05. LANDLORD'S INSURANCE. Landlord shall at all times during the Term maintain in effect a policy or policies of insurance covering the Building (excluding property required to be insured by Tenant) in such amounts (so long as it includes full replacement value for the building) as Landlord may from time to time determine, providing protection against perils included within the standard Texas form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief, and such other risks as Landlord may from time to time determine and with any such deductibles as landlord may from time to time determine in good faith.

Any insurance provided for in this Section 7.05 may be effected by a policy or policies of blanket insurance, covering additional items or locations or assureds, provided that the requirements of this Paragraph are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord and shall not, by reason of payment by Tenant, as part of the Building Operating Expenses, of its prorata share of the Landlord's premium for the insurance, be entitled to be a named insured thereunder.

SECTION 7.06. WAIVER OF SUBROGATION. Landlord and Tenant hereby waive any rights each may have against the other, on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises, its contents or to the other portion of the Building arising from any risk to the extent the party suffering damage receives the proceeds of fire and extended coverage insurance. The parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that it may have against landlord or Tenant, so long as additional premiums, if charged, are paid by Landlord and Tenant.

ARTICLE 8:  CONDEMNATION

In the event the Building, or any portion thereof necessary, in the sole opinion of Landlord, to the continued efficient and/or economically feasible use of the Building shall be taken or condemned in whole or in part for public purposes, or sold to a condemning authority to prevent taking, then the term of this Lease shall, at the option of the Landlord, forthwith cease and terminate, and the Landlord shall receive the entire award for land and buildings. Notwithstanding the foregoing, Tenant shall have the right to recover from such authority, but not from Landlord, or out of the proceeds otherwise payable to Landlord, only any compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's physical property. (See Addendum)

ARTICLE 9:  LIENS

Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All [SUMS]? paid by Landlord and all expenses incurred by it in connection therewith shall create automatically an obligation of Tenant to pay an equivalent amount together with interest at 10% per annum as Rent. No work which Landlord permits Tenant to perform in the Premises shall be deemed to be for the immediate use and benefit of Landlord so that no mechanics or other lien shall be allowed against the estate of Landlord by reason of its consent to such work. (See Addendum)

ARTICLE 10:  TAXES ON TENANT'S PROPERTY

Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against any personal property or trade or other fixtures placed by Tenant in or about the Premises, including any additional real estate taxes or assessments which may be levied against the Building by reason of Tenant's requirements for "Above-Standard Work" or "Non-Standard Work" in the Premises. Notwithstanding the foregoing, Tenant shall have the right to contest such taxes by providing Landlord with reasonable assurances that Landlord will be protected during such contest.

ARTICLE 11:  SUBLETTING AND ASSIGNING

SECTION 11.01. RESPONSIBILITIES. (See Addendum) Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise, or mortgage or pledge the same, or sublet the Premises, or any part thereof, without the prior written consent of Landlord, (See Addendum) and in no event shall any such assignment or sublease ever release Tenant from any obligation or liability hereunder. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof.

SECTION 11.02. CONDITIONS OF SUBLEASE. If the Tenant desires to assign or sublet all or any part of the Premises, it shall so notify Landlord at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease, and such information as Landlord might reasonably request concerning the proposed sublessee or assignee to allow Landlord to make informed judgements as to the financial condition, reputation, operations and general desirability of the proposed subtenant(s) or assignee. Within thirty (30) days after Landlord's receipt of Tenant's proposed assignment or sublease, and all required information concerning the proposed subtenant(s) or assignee, Landlord shall have the option to:

A. Cancel the Lease as to the Premises or portion thereof proposed to be assigned or sublet; or
B. Consent to the proposed assignment or sublease, in which event, however, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration therefor or any payment, incident thereto) exceeds the Rent payable under this Lease for such space, Tenant shall pay to Landlord all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant; or
C. Refuse its consent to the proposed assignment or sublease but allow Tenant to continue in the search for an assignee or sublessee that may be acceptable to landlord, which option shall be deemed to be elected unless Landlord gives Tenant notice providing otherwise.

ARTICLE 12:  TRANSFERS BY LANDLORD

SECTION 12.01. SALE OF THE BUILDING. In the event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any and all liability under this Lease arising after the date of such sale.
Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant shall pay the Rent and observe and perform all of the provisions of this Lease to be observed and performed by Tenant, unless this Lease is terminated pursuant to specific provisions relating thereto or contained herein. If any security deposit has been made by Tenant, Landlord may transfer such security deposit to the purchaser, and thereupon Landlord shall be discharged from any further liability in reference thereto.

SECTION 12.02.  SUBORDINATION AND ATTORNMENT.

A. Upon written request or notice by Landlord, Tenant agrees to subordinate its rights under this Lease to any Lease wherein Landlord is the Tenant and to the lien of any first mortgage or first deed of trust, regardless of whether such lease, first mortgage or first deed of trust now exists or may hereafter be created with regard to all or any part of the Building, and to any and all advances to be made thereunder and to the interest thereon and all modifications, consolidations, renewals, replacements and extensions thereof, provided the Lessor, first mortgagee or first trustee agrees to recognize the Lease of Tenant in the event of default under the Lease or foreclosure if Tenant is not in default. Tenant also agrees that any Lessor, first mortgagee or first trustee may elect to have this Lease prior to any lease or lien of its first mortgage or first deed of trust, and in the event of such election and upon notification by such lessor, first mortgagee or first trustee to Tenant to that effect, this Lease shall be deemed prior to lien to said Lease, first mortgage or first deed of trust, whether this Lease is dated prior to or subsequent to the date of said Lease, first mortgage or first deed of trust.
B. Tenant shall, in the event of the sale or assignment of Landlord's interest in the Premises (except in a sale-leaseback financing transaction), or in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, any first mortgage or first deed of trust covering the Premises, or in the event of the termination of any lease in a sale-leaseback transaction wherein Landlord is the lessee, attorn to and recognize such purchaser or assignee or first mortgagee as Landlord under this Lease first.
C. Tenant agrees that, upon the request of Landlord, or any such lessor, first mortgagee or trustee, Tenant shall execute and deliver whatever instruments may be reasonably required for such purposes and to carry out the intent of this Section, and in the event Tenant fails to do so within twenty (20) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact, complete with an interest, in its name, place and stead so to sign and deliver such instruments as if the same had been signed and delivered by Tenant first.

ARTICLE 13:  DEFAULT

SECTION 13.01. DEFAULTS BY TENANT. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

A. Any failure by Tenant to pay the Rent or to make any other payment required to be made by Tenant hereunder, (See Addendum)
B. Any failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for twenty (20) days after written notice to Tenant; (See Addendum)
C. Tenant admits in writing that it cannot meet its obligations as they become due; is declared insolvent according to any law; or assignment of Tenant's property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or its property; or the interest of Tenant under this Lease is levied on under execution or other legal process; or any petition is filed by or against Tenant to declare Tenant bankrupt or to delay, reduce or modify Tenant's debts or obligations; or any petition is filed or other action taken to reorganize or modify Tenant's capital structure if Tenant be a corporation or other entity (provided that no such levy, execution, legal process or petition filed against Tenant shall constitute a breach of this Lease if Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety
    (90) days from the date of its creation, service of filing).
D. The abandonment of the Premises by Tenant, which shall mean that Tenant is absent from Premises for ten (10) consecutive days while Tenant is in default in the payment of any sum to be paid by Tenant hereunder.

SECTION 13.02. REMEDIES OF LANDLORD. In the event of any such default by Tenant, Landlord, at its option, may have one or more of the following remedies, in addition to all other rights and remedies provided at law or in equity:

A. Landlord may terminate this Lease and without further notice repossess the Premises and be entitled to recover as damages a sum of money equal to the total of (1) the reasonable cost of recovering the Premises, (2) the unpaid Rent earned at the time of termination, plus interest thereon, (3) (OMITTED), (4) reasonable costs of reletting and refurbishing (limited to Building Standard) and (5) any other sum of money and damages owed by Tenant to landlord;
B. Landlord may immediately terminate Tenant's right of possession of the Premises, but not terminate the Lease, and without notice or demand enter upon the Premises or any part thereof and take absolute possession of the same, change the locks, and, at Landlord's option, Landlord may relet the Premises or any part thereof for such terms and such rents as Landlord may reasonably elect. (See Addendum) In the event Landlord shall elect to so relet, then Rent received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, second, to the payment of any reasonable cost of such reletting, including, without limitation, refurbishing costs (See Addendum) and leasing commissions, and third to the payment of Rent due and unpaid hereunder, and Tenant shall satisfy and pay any deficiency (See Addendum). Tenant further agrees that Landlord may file suit to recover any sums due under the terms of this Article and that no recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. Reletting of the Premises shall not be construed as an election on the part of Landlord to terminate this Lease and, notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

SECTION 13.03. LANDLORD'S LIEN. To assure payment of all sums due hereunder and the faithful performance of all other covenants of the Lease, Landlord shall have all rights available to landlord at law or in equity.

SECTION 13.04. DEFAULTS BY LANDLORD. Except as otherwise provided in this Lease, Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after written notice thereof from Tenant to Landlord (unless such failure cannot reasonably be cured within thirty (30) days and Landlord shall have commenced to cure said failure within said thirty (30) days and continues diligently to pursue the curing of the same.) If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgement against Landlord, such judgement shall be satisfied only out of the right, title and interest of Landlord in the Building as the same may then be encumbered and Landlord shall not be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Building as hereinbefore expressly provided.

ARTICLE 14:  NOTICES

All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth in Item 2 of the Basic Lease Provisions, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing.

ARTICLE 15:  MISCELLANEOUS PROVISIONS

SECTION 15.01.  [OMITTED]

SECTION 15.02. ATTORNEY'S FEES. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorney's fees and costs incurred in such action and such amount shall be included in any judgment rendered in such proceeding.

SECTION 15.03. WAIVER. No waiver by either party of any provision of this Lease or of any breach by the other party hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by the other party of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in writing signed by Landlord.

SECTION 15.04. INSOLVENCY OR BANKRUPTCY. In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, or insolvency, or reorganization proceeding.

SECTION 15.05. CONFLICT OF LAW. This Lease shall be governed by and construed pursuant to the laws of the State of Texas.

SECTION 15.06. COMMON FACILITIES; PARKING. Tenant shall have the non-exclusive right, in common with others, to the use of common entrances, lobbies, elevators, ramps, drives, stairs and similar access and serviceways and other common facilities in and adjacent to the Building, subject to such rules and regulations as may be adopted by the Landlord. Tenant shall have such parking rights as are set forth in the Parking Agreement attached hereto as "Exhibit F."

SECTION 15.07. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 15.08. BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the broker(s) named in Item 9 of the Basic Lease Provisions, and that it knows of no other real estate broker(s) or agent(s) who is (are) or might be entitled to a commission in connection with this Lease. Landlord covenants and agrees to pay all real estate commissions due in connection with this Lease to only such broker(s).

SECTION 15.09. NAME. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such names.

SECTION 15.10. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

SECTION 15.11. INTEREST ON TENANT'S OBLIGATIONS; LATE CHARGE. Any amount due from Tenant to Landlord which is not paid when due shall bear interest at a rate equal to the lesser of ten percent (10%) per annum or the highest lawful rate from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default.

SECTION 15.12. TIME. TIME IS OF THE ESSENCE IN THIS LEASE AND IN EACH AND ALL OF THE PROVISIONS HEREOF.

SECTION 15.13. DEFINED TERMS AND MARGINAL HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles of this Lease are not a part of this Lease and shall have not effect upon the construction or interpretation of any part hereof.

SECTION 15.14. CORPORATE AUTHORITY. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Texas, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation was authorized to do so.

SECTION 15.15. RECORDING. This lease shall not be recorded, however Landlord shall have the right to record a short form of memorandum thereof, at Landlord's expense, at any time during the term hereof.

SECTION 15.16. ENTIRE AGREEMENT. This lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

SECTION 15.17.  See attached Lease Addendum hereto

    IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing provisions and Articles 1 through 15, together with Exhibits specified on page 1, incorporated herein by this reference, as of the date first above written.


               WITNESS                                TENANT
                                       PERCEPTIVE SYSTEMS, INC.

                                       BY:
- --------------------------------          -------------------------------------

                                       Title:
                                             ----------------------------------

                                       Date:
                                            -----------------------------------

               WITNESS                                LANDLORD
                                       MARINA ONE

- --------------------------------       BY:
                                          -------------------------------------

                                       Title:
                                             ----------------------------------

                                       Date:
                                            -----------------------------------

                                     "EXHIBIT A"

                             METES AND BOUNDS DESCRIPTION
                            OF A 3.124 ACRE TRACT OF LAND
               OUT OF THE MICHAEL MULDOON TWO LEAGUE GRANT, ABSTRACT 18
                               GALVESTON COUNTY, TEXAS


Being 3.124 acres of land out of the Michael Muldoon Two League Grant, Abstract 18, Galveston County, Texas; and being out of and a portion of that certain Partial Replat of South Shore Harbour Subdivision, Section Two, as recorded in Volume 18, Page 136 and 137 of the Map Records of Galveston County, Texas; said
3.124 acre tract of land being more particularly described by metes and bounds as follows:

COMMENCING at a point for corner at the most Southerly corner of said Partial Replat of Section Two and being in the Northerly right-of-way line of F.M. 2094 (80-foot right-of-way);

THENCE North 41DEG. 47' 20" West with the Westerly line of said Partial Replat of Section Two, 1350.42 feet to a point for corner;

THENCE North 03DEG. 12' 40" East, 108.85 feet to a point for corner and being the PLACE OF BEGINNING for the tract herein described;

THENCE North 03DEG.  12' 40" East, 485.00 feet to a point for corner;

THENCE South 86DEG. 47' 20" East, 114.74 feet to a point for corner in the centerline of a 100-foot wide Access Easement;

THENCE South 41DEG. 47' 20" East with said centerline, 413.13 feet to a point for corner;

THENCE South 48DEG.  12' 40" West, 272.76 feet to a point for corner;

THENCE North 86DEG. 47' 20" West, 213.99 feet to the PLACE OF BEGINNING; containing 3.124 acres of land, more or less. (136,061 square feet)

                                     "EXHIBIT B"
                                   AREA DEFINITIONS

A. NET USEABLE AREA. For all purposes of the Lease and the Agreement for Construction ("Exhibit E") "Net Useable Area" shall mean:

    1. On a multi-tenant floor, the area encompassed by the inside surface of all exterior walls of the office building, the corridor side of corridor walls and the center line of walls separating the Premises from other lease or leasable areas.

Perceptive Systems Inc.
Addendum to Lease
March 24, 1988
Page 1 of 6


    2. On a single-tenant floor, the area encompassed by the inside surface of all exterior walls, less stairs, vertical shafts, air handling rooms, janitor closets, and such other rooms not actually available for the tenant's use. Toilet rooms, corridors, and elevator lobbies, serving such a floor shall be included.

B. NET RENTABLE AREA. For all purposes of the Lease, "Net Rentable Area" shall be the sum of:

    1.   Net Useable Area;

    2. A prorated share of all common areas on the same floor as the Premises (including elevator, lobby, corridors, rest rooms, mechanical and electrical rooms, and telephone and janitor closets); and

    3. A prorated share of other office building common areas (including e.g. ground floor and basement entrance lobbies, tunnel, central mechanical room, emergency generator room, engineer's office, shipping and receiving room, fire department room and post office).

C. AGREEMENT ON AREAS. Net Rentable and Net Useable Areas shown in the Basic Lease Provisions have been calculated on the basis of the foregoing definitions and are hereby agreed to be the stated areas regardless of minor variations* resulting from actual construction and completion of the Premises for occupancy, so long as such work is done in accordance with the terms and provisions in the Lease, the Agreement for Construction, and the approved Construction Plans.
* so long as such variations do not exceed five percent (5%) of the original calculations.

    ITEM 7: (BASIC LEASE PROVISIONS): * In the event the premises are not ready for occupancy by June 1, 1988, Landlord shall timely pay all holdover rent obligations and related costs incurred by Tenant because the premises are unavailable. If the premises are not ready for occupancy by August 1, 1988, Tenant shall have the right to terminate this Lease and pursue its remedies at law or in equity.

    ITEM 8: (BASIC LEASE PROVISIONS): * If Tenant is not in default hereunder, such security deposit will be returned to Tenant at the 30th month of the term.

    SEC. 2.02. A.5: * and those items as set forth in Section 21 made part of this Lease Addendum attached hereto and made a part hereof for all purposes.

Perceptive Systems Inc.
Addendum to Lease
March 24, 1988
Page 2 of 6


    SEC. 2.02. B.3: * In no year shall such adjustments to Additional Rent exceed 10% of the previous year's Additional Rent excepting all real estate and ad valorem taxes and or other assessments by governmental or quasi government entities over which Landlord has no control, i.e. Building Operating Expenses for a specific year (less taxes and assessments) shall not exceed the previous years Building Operating Expenses (less taxes and assessments) by more than 10%.

    SEC. 2.02. D: * Audit. Tenant shall have the right, at its expense, at all reasonable times to audit Landlord's books and records relating to this Lease. In the event such audit discloses an error by Landlord or its accountants of 3% or more, Landlord shall pay for the cost of Tenant's audit.

    SEC. 4.04:  * , upon prior notice of 24-hour, excepting routine services,

    **   , without unreasonably interfering with Tenant's business,

    ***  , only during non-business hours,

    **** , so long as Landlord complies with the provisions hereof and is not negligent,

    SEC. 6.01: *** In the event Landlord does not effect such repairs within a reasonable time after notice of such damage, Tenant may effect such repairs and pursue reimbursement for such repair from Landlord.

    SEC. 6.02.B: * subject to Tenant's written approval which shall not be unreasonably withheld.

    SEC. 6.02.C: * , which consent or approval shall not be unreasonably withheld, delayed or conditioned.

    ARTICLE 8: CONDEMNATION: ** by such authority. In the event the lease is not terminated, Landlord shall promptly repair the Premises to an architectural whole at its cost, during which time Rent shall be abated and after which rent shall be adjusted equitably.

    ARTICLE 9: LIENS: * Notwithstanding the foregoing, Tenant shall have the right to contest such liens by providing Landlord with reasonable assurances that Landlord will be protected during such contest.

Perceptive Systems Inc.
Addendum to Lease
March 24, 1988
Page 3 of 6

    SEC. 11.01: * With the exception of Du Pont, its subsidiaries, or any venture of which either* would be a partner of,
              * Tenant, Dupont or their respective subsidiaries

    SEC. 11.01: ** , which consent shall not be unreasonably withheld, delayed or conditional.

    SEC. 13.01.A: * where such failure continues for ten (10) days after written notice to Tenant, provided however, such written notice shall not be required after three written notices in any one year period.

    SEC. 13.01.B: ** plus such additional time as may be necessary if such cure cannot be effected within twenty (20) days provided Tenant is diligently pursuing such cure.

    SEC. 13.02.B: **** , and Landlord shall diligently attempt to relet the Premises.

    SEC. 13.02.B:  ***** (limited to Building Standard)

    SEC. 13.02.B: ****** within fifteen (15) days after receipt of a detailed statement therefor.

    SECTION 16. EXPANSION SPACE. If Lessee is not in default of any terms, conditions or covenants of this Lease and Lessee occupies at least 15,000 rentable square feet of premises (initial lease space) on the first floor level of the Building, then Lessor agrees to hold as expansion space for Tenant, the remaining contiguous lease space on the first floor level (as evidenced by cross-hatching on Exhibit "A1" hereto) for a period of one year from the Commencement Date of this Lease Agreement. The Rent Rate (Item 6-Basic Lease Provisions) per square foot to be applied for such expansion space shall remain unchanged for such period and Landlord shall make all Tenant Improvements for such expansion space at no cost to Tenant provided that such expansion Tenant Improvements are comparable in nature to the initial lease Tenant Finish and do not otherwise exceed the unit cost per s.f.) of the initial lease Tenant Finish.

    SECTION 17. LEASE RENEWAL. If Lessee is not in default of any terms, conditions or covenants of this Lease, then Lessor hereby grants to Lessee, but not any assignee or subtenant,* an option to renew the Lease ("Renewal Option") under the same terms and conditions contained in this Lease with the following exceptions and modifications: *excepting, however, as provided in 11.01 herein

Perceptive Systems Inc.
Addendum to Lease
March 24, 1988
Page 4 of 6

    a.) Number of Renewal Terms after the original term shall be one (1) consecutive sixty (60) month term.

    b.) Base monthly rent (Section 1.6) shall be 95% of the then prevailing market rates for comparable space and comparable properties of comparable age, quality, size, utility, and location in the Clear Lake market.

Lessee shall exercise its Renewal Option by giving Landlord written notice thereof on or before one hundred twenty (120) days prior to the expiration date of the initial lease term. In the event that Lessee does not exercise the Renewal Option or respond in writing prior to such 120-day period, this Renewal Option is rescinded together with all other rights granted in this Lease on the expiration date of the original term or the then respective renewal term as herein set forth.

    SECTION 18. TENANT SIGNAGE IDENTIFICATION. Landlord will provide prominent external signage identifying Tenant consistent with all applicable covenants, restrictions, ordinances or signage controls and which shall also be acceptable to Tenant.

    SECTION 19. AFTER-HOURS HVAC. Landlord will provide after-hours HVAC to Tenant, upon request, at a cost of $1.50 per hour per zone. Tenant shall work with Landlord to layout areas most likely requiring off-hour HVAC to minimize total number of zones that might be required to operate at any given off-hour time.

    SECTION 20. LANDLORD NEGLIGENCE. Landlord shall be liable to any damage or loss caused by its gross negligence (whether by action or inaction), and its willful misconduct, including the gross negligence and willful misconduct of its agents, employees, contractors, and any other person engaged by Landlord to perform work for it (collectively, "Landlord's negligence").

    SECTION 21.  EXPENSES.  Building Operating Expenses, as contemplated in
Section 2.02 A. of the Lease, shall also not include the following items:

         (i) Capital costs incurred by Landlord in connection with the Building and any improvements situated thereon which constituted capital expenditures under generally accepted accounting principles, including (without limitation) the cost of capital improvements, capital repairs, capital equipment and capital tools.

         (ii) Depreciation of the Building, and all equipment, fixtures, improvements and facilities used in connection therewith.

Perceptive Systems Inc.
Addendum to Lease
March 24, 1988
Page 5 of 6

         (iii) Any taxes, property or otherwise, to the extent Landlord is reimbursed or is entitled to be reimbursed, by any tenant other than under a rental adjustment provision.

         (iv) the cost of repairs or other work occasioned by any casualty which is covered by insurance.

         (v) Legal fees or other expenses incurred in connection with negotiations or disputes with tenants, occupants or prospective tenants of the Building.

         (vi) Landlord's cost of electricity and other services sold to tenants by Landlord for which Landlord is reimbursed, or is entitled to be reimbursed, by tenants as an additional charge or rental over and above the base rental payable under the applicable lease.

         (vii) Expenses incurred by Landlord in connection with services or other benefits of a type which are not available to or provided Tenant but which are provided to another tenant or occupant of the Building.

         (viii) Expenses or costs incurred by landlord relating to any violation by Landlord or any other tenant of the terms and conditions of any lease covering the Building.

         (ix) Overhead and profit increment paid to subsidiaries, partners, parent companies or other affiliates of Landlord for services rendered to Landlord in connection with the Building or for equipment, fixtures and supplies sold to Landlord in connection therewith, to the extent only that the cost of such services or goods exceeds the cost which would be paid by Landlord therefor if the same were rendered or sold to Landlord by an unrelated entity at competitive prices.

         (x) Landlord's general overhead and administrative expenses which are not chargeable to operating expenses of the Building or equipment, fixtures and facilities used in connection therewith, in accordance with generally accepted accounting principles, including the salaries and expenses of Landlord's executive officers and partners.

         (xi) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord.

         (xii) All items and services for which Tenant reimburses Landlord or pays third persons.

Perceptive Systems Inc.
Addendum to Lease
March 24, 1988
Page 6 of 6

         (xiii) Costs related to maintaining Landlord's existence, either as a trust, corporation, partnership or other entity.

    SECTION 22.  LANDLORD ENTRY.  At any time Landlord enters upon the
Premises, Landlord shall use its best efforts not to interfere with the business and operation of Tenant at the Premises.

    SECTION 23. NON-DISTURBANCE AGREEMENT. So long as Tenant has no defaults under the Lease which remain uncured after the applicable grace periods, Tenant shall not be disturbed in its possession under the terms of the Lease, and any successor or assignee of Landlord, whether by foreclosure or otherwise, shall recognize and honor the terms of this Lease.

                                     "EXHIBIT F"
                                  PARKING AGREEMENT

                                DATED  March 24, 1988
                                   ---------------

BUILDING:    MARINA ONE                               SUITE NO.  100
         -----------------------------------------            ------

LANDLORD:    MARINA ONE
         -----------------------------------------

TENANT:      PERCEPTIVE SYSTEMS, INC.                 LEASE
        ------------------------------------------         --------

So long as the Lease of which this Agreement is a part shall remain in effect, Tenant or persons designated by Tenant hereby rents on a nonexclusive basis except as provided for herein up to 30 parking spaces on the "Premises" in areas designated for parking and as classified herein, two (2) spaces of which shall be designated as loading area. In no case, however, shall Tenant's parking allocation fall below 3 spaces per 1000 sqft NRA.

Tenant shall pay initially for parking spaces(s) rented the sum* of $0
per month.      during the Term and any renewals thereof

Tenant may validate visitor parking, by such method or methods as Landlord or the garage operator may approve, at the validation rate from time to time generally applicable to visitor parking. Landlord expressly reserves the right to re-designate parking areas and to modify the parking structure for other uses or to any extent.

A condition of any parking shall be compliance by the parker with garage rules and regulations, including any sticker or other identification system established by Landlord. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the garage as it deems necessary for the operation of the garage. Landlord may refuse to permit any person who violates the rules to park in the garage, and any violation of the rules shall subject the car to removal, after written notice of such violation being first given by Landlord.

                                RULES AND REGULATIONS

1.  Cars must be parked entirely within the stall lines painted on the floor.

2.  All directional signs and arrows must be observed.

3.  The speed limit shall be 5 miles per hour.


See Page 2                                                          Page 1 of 2

4.  Parking is prohibited:
    a.   in areas not stripped for parking
    b.   in aisles
    c.   where "no parking" signs are posted
    d.   on ramps
    e.   in cross hatched areas
    f. in such other areas as may be designated by Landlord or Landlord's agent(s).

5. Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord and shall not be transferable. There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card, parking sticker, or any other entry or control device.

6. Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

7. Every parker is required to park and lock his own car. All responsibility for damage to cars or persons or theft is assumed by the parker.



See Page 2                                                          Page 1 of 2

Failure on the part of Tenant or Tenant's designated parkers to observe the rules and regulations above* shall give Landlord the right to terminate Tenant's right to use the parking structure. No such termination shall create any liability on Landlord or be deemed to interfere with Tenant's right to quiet possession of its Premises.
* , after notice and opportunity to cure as provided in the Lease,

                           * PARKING CLASS - RATE STRUCTURE

Designation   Class          Type      Rate/Month     Allocations
- -------------------------------------------------------------------

    A    Name-Dedicated **   Covered                       10

    B    Open-Reserved       Covered

    ** Dedicated for exclusive use of Tenant only

THE TERMS AND PROVISIONS OF THIS PARKING AGREEMENT ACCEPTED AND AGREED TO:


TENANT:       PERCEPTIVE SYSTEMS, INC.
       --------------------------------------------

BY:      /s/ Don Winkler
       --------------------------------------------

TITLE:        Vice President
       --------------------------------------------

DATE:         3-30-88
       --------------------------------------------


LANDLORD:          MARINA ONE
       --------------------------------------------

BY:      /s/ R.A. Estinson
       --------------------------------------------

TITLE:        V.P. South Shore Venture Corp.
       --------------------------------------------

DATE:         3-31-88
       --------------------------------------------



                                                              PARKING AGREEMENT

                        MODIFICATION AND RATIFICATION OF LEASE


This Modification and Ratification of Lease Agreement, dated June 12, 1991, is made and entered into between MARINA ONE JOINT VENTURE (Lessor or Landlord) and PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC., successor to and formally known as Perceptive Systems, Inc., (Lessee or Tenant) for and in consideration of one dollar ($1.00) and other good and valuable considerations, receipt of which is hereby acknowledged.

                                 W I T N E S S E T H:

(1) Lessor and Lessee hereby confirm and ratify, except as modified below, all of the terms, conditions, and covenants in that certain written Lease Agreement dated March 24, 1988 between Lessor and Lessee, for the rental of the following described property:

    Being a portion of a multi-story, 110,000 s.f. facility known as "Marina I" (1st Floor, Suite 100), located at 2525 South Shore Blvd., League City, TX 77573.

(2) Lessor and Lessee herein agree that Tenant name (BASIC LEASE PROVISIONS -
ITEM 2) is changed from "Perceptive Systems, Inc." to "Perceptive Scientific Instruments, Inc.".

(3) Perceptive Scientific Instruments, Inc. now as Tenant and as successor and assign to the herein referenced Lease Agreement, does hereby agree to be bound by all conditions, restrictions, covenants, and obligations of the herein referenced Lease Agreement.

(4) Lessor and Lessee herein agree that the Term (BASIC LEASE PROVISIONS - ITEM
7. Term) shall be extended to provide a total initial term that would run through and terminate (unless renewed or further extended) on July 1, 1994.

(5) Lessor and Lessee herein agree that the "Rent" (BASIC LEASE PROVISIONS -
ITEM 6. Rent) shall be changed, effective July 1, 1991 from $15,164.00/month ($12.00/sf/year) to $17,133.76/month ($13.56/sf/year) for the lease term through June 30, 1993. The Rent for the last twelve (12) months of the lease term (July 1, 1993 thru June 30, 1994) shall be $18,323.17/month ($14.50/sf/year).

Signed at Houston, Texas this _____ day of June 1991.

LESSOR:  Marina One Joint Venture


         ------------------------------
    By:  Richard A. Estenson
         President - South Shore Venture Corporation
         General Partner

LESSEE:   Perceptive Scientific Instruments, Inc.

         \s\ James L. Hurn
         ---------------------------------------------
    By:
         Title:  President/CEO

                        MODIFICATION AND RATIFICATION OF LEASE


This Modification and Ratification of Lease Agreement ("M&R"), dated October 11, 1991, is made and entered into between MARINA ONE JOINT VENTURE (Lessor or Landlord) and PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC. (Lessee or Tenant) for and in consideration of one dollar ($1.00) and other good and valuable considerations, receipt of which is hereby acknowledged.

                                 W I T N E S S E T H:

1) Lessor and Lessee hereby confirm and ratify, except as modified below, all of the terms, conditions, and covenants in that certain written Lease Agreement dated March 24, 1988 (and as modified by M&R dated 6/12/91) between Lessor and Lessee, for the rental of the following described property:

    Being a portion of a multi-story, 110,000 s.f. facility known as "Marina I" (1st Floor, Suite 100), located at 2525 South Shore Blvd., League City, Tx 77573.

2)  Lessor and Lessee herein agree that Tenant's Net Rentable Area (BASIC LEASE
PROVISIONS: ITEM 4) shall be increased by 667 s.f. NRA (see EXHIBIT A, "Expansion Space") from 15,164 s.f. to 15,831 s.f..

3)  Lessor and Lessee herein agree that the "Rent" (BASIC LEASE PROVISIONS -
ITEM 6. Rent) shall be changed, effective October 1, 1991, from $17,133.76/Month ($13.56/sf/year) to $17,889.03/month ($13.56/sf/year) for the lease term through June 30, 1993. The Rent for the last twelve (12) months of the lease term (July 1, 1993 thru June 30, 1994) shall be $19,129.13/month ($14.50/sf/year).

Signed at Houston, Texas this   31st   day of October, 1991.


LESSOR:   MARINA ONE JOINT VENTURE


         \s\ Richard A. Estension
         -----------------------------------
      By:     Richard A. Estension
              President - South Shore Venture Corporation
              General Partner

LESSEE:  PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC.


         \s\ James L. Hurn
         -----------------------------------
      By:     James L. Hurn
              President/CEO

                        MODIFICATION AND RATIFICATION OF LEASE


This Modification and Ratification of Lease Agreement, dated May 16 , 1994, is made and entered into between MARINA ONE JOINT VENTURE (Landlord) and PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC., successor to and formerly known as Perceptive Systems, Inc., (Tenant) for and in consideration of one dollar ($1.00) and other good and valuable considerations, receipt of which is hereby acknowledged.

                                 W I T N E S S E T H:

Whereas, by written agreement (the "Underlying Lease") dated March 24, 1988, including all amendments, modifications and ratifications there to, Lessor and Landlord leased the following described real property to Perceptive Systems, Inc., now Perceptive Scientific Instruments, Inc. ("PSI"):

    Being a portion of a 111,921 square foot multi-story facility known as "Marina I" (1st. Floor, Suite 105), located at 2525 South Shore Blvd., League City, TX 77573; and

Whereas, it is the desire of PSI to modify, renew and extend the Underlying Lease as to a portion of the Leased Premises and to release to Terra Laboratories, Ltd. (TLL) the remainder of the Leased Premises; and

Whereas Lessor and Landlord, PSI and TLL have all agreed to a division of the Leased Premises into two separate premises, one to be leased to and occupied by PSI and the other to be leased to and occupied by TLL;

Now, therefore, it is agreed that the terms, covenants, and conditions of the Underlying Lease shall be continued as the basic lease provisions of two separate leases, one to PSI the other to TLL. As to TLL, the Underlying Lease shall be incorporated herein with the following modifications, and, as so modified, the same is hereby confirmed and ratified.

1) NAME OF TENANT: The name of the Tenant is Perceptive Scientific Instruments, Inc.

2) PREMISES: Landlord and Tenant herein agree that the premises and rent (BASIC LEASE PROVISIONS ITEM 5) is hereby changed as follows: Premises shall decrease from 15,831 square feet of Net Rentable Area (13,766 sq. ft. Net Usable) to approximately 7,213 square feet of Net Rentable Area (6,272 sq. ft. Net Usable). Tenants Building Expense Percentage shall decrease from approximately 14.1448% to 6.4447%. Both such changes are subject to Tenants independent verification of space measurement.

3) LEASE TERM: Landlord and Tenant herein agree that the commencement and lease term (BASIC LEASE PROVISIONS ITEM 7) is hereby changed as follows:

    The initial lease term will be for a period of five (5) years commencing upon substantial completion of the Premises. The commencement date for all other changes in the lease, including the Annual Rental Rate, will be April 1, 1994. If Tenant is then current on all obligations to Landlord, all liabilities of Tenant shall cease with respect to all prior leases and amendments, excluding any escalations for the first three months of 1994.

4) ANNUAL RENTAL RATE: Landlord and Tenant herein agree that the rent (BASIC LEASE PROVISIONS ITEM 6) is hereby changed as follows: Tenants rent shall decrease from $14.50 per square foot per year to $13.75 per square foot per year flat, full service, plus amortization of excess fit up costs, if any;

    Landlord and Tenant herein agree that Section 2.02 C, third paragraph shall be re-inserted as follows: IN THE EVENT ANY INSTALLMENT OF RENT UNDER THIS LEASE SHALL NOT BE PAID WITHIN THIRTY DAYS OF THE DUE DATE (THE GRACE PERIOD), A "LATE CHARGE" OF FIVE CENTS ($.05) PER EACH DOLLAR SO OVERDUE MAY BE CHARGED BY LANDLORD, FOR THE PURPOSE OF DEFRAYING LANDLORD'S ADMINISTRATIVE EXPENSES INCIDENT TO HANDLING OF SUCH OVERDUE PAYMENTS. SHOULD TENANT TWICE IN ANY SIX MONTH PERIOD, FAIL TO TO PAY WITHIN THE GRACE PERIOD, THE GRACE PERIOD SHALL BE REDUCED FROM THIRTY DAYS TO TEN DAYS FOR THE REMAINDER OF THE LEASE TERM.

5) OPERATING EXPENSES AND REAL ESTATE TAXES: Landlord and Tenant herein agree that Tenant will pay its proportionate share of operating expenses and real estate taxes exceeding a 1994 base year, grossed up to reflect the amount of operating expenses and real estate taxes which would have been incurred/paid had the building been 100% occupied during such base 12 month period; however, in no event shall the base year be less than $6.00 PSF. There will be no operating expense pass throughs for the calendar year 1994 subsequent to the commencement date of this modification. The following clause shall be reinstated to its original location in Section 2.02 A.5. "including all additional direct cost and expense of operation and maintenance of the Building which Landlord determines that it would have paid or incurred during such year if the building had been one hundred percent (100%) occupied."

    Landlord and Tenant herein agree that the exclusions to operating expenses outlined in Section 21 EXPENSES of the Primary Lease shall continue to apply.

6) TENANT LEASEHOLD IMPROVEMENTS: Landlord and Tenant herein agree that Landlord will provide Tenant with $6.00 PSF NRA (net of architectural fees which shall be provided at Landlords sole cost without reimbursement by Tenant) toward the cost of construction of leasehold improvements. Any leasehold improvement dollars not utilized in the Tenants lease space can be applied toward the Terra Laboratories, Ltd. lease space and vice versa.

    Landlord and Tenant herein agree that all excess construction costs over and above the aforementioned allowance will be amortized over the term of the lease at 9.25% interest rate. The budget worksheet attached as Exhibit A is the budgeted cost of leasehold improvements, the total of which is considered a "not to exceed" number. The owner (Guarantor) of Tenant will personally guarantee repayment of all construction costs associated with such lease. Such personal guarantee will be in a form agreed to by Landlord and Guarantor.

    In addition, Landlord at its sole cost and expense, shall be responsible for all consultation, architectural and engineering charges and shall timely make (or cause to be made) all alterations, additions, improvements and/or renovations to the Building and the Building systems such that the Building shall, throughout the term, be in full compliance with all provisions of the American with Disabilities Act (ADA). None of the cost and expenses incurred by Landlord with respect to the ADA compliance will be included in Operating Expenses.

7) RIGHT OF FIRST REFUSAL: Landlord and Tenant herein agree that throughout the term of the Lease, Tenant will have the Right of First Refusal to expand into vacant contiguous space on the 1st floor. Tenant's right to expand will be continuous; that is, if space is offered to Tenant and is later leased to a third party and such space again becomes available, Tenant's right to lease such space would be reinstated. For the first three (3) years of the Lease term, the rental rate of the Right of First Refusal space will be the gross rate currently being paid by Tenant at the time that such right is exercised. After the first three (3) years of the Lease term, the rental rate for the Right of First Refusal space shall be at the-then current market rate.

    In either case, Landlord shall provide Tenant with an allowance for leasehold improvements in an amount equal to ten percent (10%) of the average base annual rental rate for the balance of the primary term times the number of square feet of net rentable area (Dollars per square foot per year) contained therein times the number of years (or portions thereof) remaining in the primary term.

8) RENEWAL OPTION: Landlord and Tenant herein agree that Tenant shall have the right to renew for one, five (5) year period at 95% of the then prevailing "Market Rates". Market rates shall be defined as those offered to third party tenants (in the building or in buildings of comparable age, character and location) of Tenants size and financial stature. The renewal rate and terms shall include all relevant financial parameters of a real estate transaction, including but not limited to, parking rates, operating expense base, tenant improvement allowances, etc., further taking into consideration the following:

    -    location and/or floor level within the building;
    -    definition of "rentable" area,
    - abatements (including with respect to base rental, operating expenses, and ad valorem/real estate taxes, and parking charges);
    -    lease takeovers/assumptions;
    -    moving allowances;
    -    relocation allowances;
    -    refurbishment and repainting allowances;
    -    any other concessions or inducements;

    -    extent of services provided or to be provided;
    -    distinction between "gross" and "net" lease;
    -    any other adjustments (including by way of indexes) to base rental;
    -    term or length of lease;
    - and any other relevant term or condition in making such "market value" rental rate determination.

9) STORAGE: Landlord and Tenant herein agree that for the term of the Lease plus any renewals thereof, Tenant shall continue to use the storage areas located on the first and second parking levels, which were constructed for their use, at no cost.

10) CLEAN-AIR ACT: Landlord and Tenant herein agree that Landlord, at its sole cost and expense without reimbursement by Tenant, shall be responsible for all consultation, architectural, and engineering charges, and shall otherwise timely make (or cause to be made) all alterations, additions, improvements and/or renovations to the Building, the Building's system and the Premises such that the Building and the Premises shall, throughout the term, be in full compliance with all provisions of the Clean Air Act. None of the cost and expenses of Landlord incurred with respect to the Clear Air Act compliance shall be included in Operating Expenses.

11) HOLDOVER: Landlord and Tenant herein agree that so long as Tenant is using good faith efforts to renew and extend its Lease, Landlord agrees that it will not charge Tenant a holdover penalty as stated in Section 1.04 Holding Over of its primary lease.

12) LEASE DOCUMENTS: Landlord and Tenant herein agree that the primary lease document dated March 24, 1988 between Marina One Joint Venture (Landlord) and Perceptive Systems, Inc. (Tenant), now Perceptive Scientific Instruments, is hereby extended and modified by lease amendment and will be utilized for this transaction. In addition to the terms and conditions outlined above, the following modifications shall be made to the existing primary lease document.

2.02 ADDITIONAL RENTAL A.5: This section is hereby modified such that Landlord's management fees shall not exceed three percent (3%) of the gross rental rate. There will be no management fees charged on escalations.

    Second paragraph, third line from the bottom, the words ATTRIBUTED BY LANDLORD are hereby modified to read REALIZED BY TENANT.

    (B1) PAYMENT OBLIGATION - This section is hereby modified such that where the Landlord has the right to estimate Tenant's Additional Rental, it shall do so no more than once each lease year and such estimate amount shall not represent an increase of more than five percent (5%) per year.

ARTICLE 5 SECTION 5.01: This section is hereby modified such that the clause "Provided Tenant is not in default hereunder," shall be reinstated in its original location

5.02 ADDITIONAL SERVICES: This paragraph is hereby modified to include the following: During the term, Landlord shall provide or cause to be provided, electricity for normal office purposes, including, but not limited to, (a) fluorescent and incandescent lighting, (including task and task ambient lighting systems), and normal office equipment (including, but not limited to, duplicating/photocopy/facsimile machines, communications and audiovisual equipment, personal computers, computer terminals, mini-computers, computer printers, vending machines (limited to employee, visitor use), employee lunchroom(s), coffee bars, executive or other dining areas, including kitchen equipment associated therewith, and other equipment of similar electrical consumption.

5.04 SERVICE INTERRUPTION: Landlord and Tenant herein agree that this section is hereby modified such that if an interruption of services continues for thirty (30) days, Tenant shall have the right to cancel the lease with no further obligation to Landlord except for the balance due for the unamortized portion of specialty tenant finishes if any.

11.02 CONDITIONS OF SUBLEASE: Landlord and Tenant herein agree that the first sentence of this section is hereby modified such that Landlord shall have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing.

    Landlord and Tenant herein agree that the Item A of this section is hereby modified as follows : If agreed to by Tenant, cancel the Lease as to the Premises or portion thereof proposed to be assigned or sublet; or

    Landlord and Tenant herein agree that the Item B of this section is hereby modified such that Tenant shall pay the Landlord all such excess rent and other excess consideration after deducting usual and customary costs for leasing commissions, attorney fees and leasehold improvements, within ten
    (10) days following receipt thereof by Tenant;

ADDENDUM TO LEASE

ITEM 7 & 8 BASIC LEASE PROVISIONS: Landlord and Tenant herein agree that these two items shall be deleted in their entirety.

11.01 Landlord and Tenant herein agree that this section should be modified to read as follows: With the exception of any venture partner, venture partner subsidiary, division or affiliate of Tenant,.....

SECTION 16 EXPANSION SPACE: Landlord and Tenant herein agree that this section shall be deleted in its entirety.

SECTION 18 TENANT SIGNAGE IDENTIFICATION: Landlord and Tenant herein agree that Landlord shall, at its sole cost without reimbursement by Tenant, modify the exterior signage to read "Perceptive Scientific Instruments, Inc. The signage design shall be consistent with the existing signage.

SECTION 21 EXPENSES: Landlord and Tenant herein agree that this section is hereby modified to include the following exclusions:

    (xiv) Costs of Compliance with Environmental Laws including, but not limited to, the Clear Air Act;

    (xv) Costs of Compliance with the Americans with Disabilities Act of 1990, as amended;

PRIOR AGREEMENTS SUPERSEDED: This Agreement and the Underlying Lease constitute the sole and only agreement of the parties and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement

Signed at League City, Texas this   16   day of May, 1994.

LANDLORD: MARINA ONE JOINT VENTURE


\s\ Arnold C. Tauch                         \s\ Michael W. McCroskey
- -----------------------------------     ---------------------------------------
By: Arnold C. Tauch, Vice President    By:       American National Ins. Co.
For:South Shore Venture, Inc.                    Michael W. McCroskey
    General Partner                              Senior Vice President
                                       Title:    Partner


TENANT: PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC.


\s\ James L. Hurn
- ------------------------------------
By:      James P Hurn
Title:   President and CEO